SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



Date of Report (Date of earliest event reported):  October 28, 1998
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                               CENTURA BANKS, INC.
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               (Exact name of registrant as specified in charter)


North Carolina                    1-10646                    56-1688522
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

(State of Incorporation)  (Commission File Number)  (IRS Employer Identification No.)
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134 North Church Street, Rocky Mount, North Carolina          27804
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(Address of principal executive office)                     (Zip code)


Registrant's telephone number, including area code:       (252) 454-4400
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                                       N/A
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          (Former name or former address, if changed since last report)









Exhibit Index on Page 4.






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Item 5.  Other Events:
On October 28, 1998, Centura Banks, Inc. ("Centura") announced the execution of a definitive agreement between Centura and First Coastal Bankshares, Inc. ("First Coastal"). Under the terms of the agreement, First Coastal shareholders will receive .3400 shares of Centura common stock for each share of First Coastal common stock so long as Centura's average closing price for the 10 days prior to closing of the transaction is between $58.7563 and $79.4938 per share. The exchange ratio is subject to adjustment should the average closing price fall below $58.7563 or exceed $79.4938.

The transaction is subject to shareholder and regulatory approvals and the satisfaction of certain other conditions. Centura expects to consummate the merger during the first quarter of 1999. The transaction is intended to be accounted for as a tax-free reorganization and is expected to receive pooling of interests accounting treatment.









Item 7.  Financial statements and Exhibits.
The exhibits listed in the Exhibit Index are filed herewith as part of this Current Report on Form 8-K.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                   CENTURA BANKS, INC.
                                                   Registrant


Date: November 3, 1998                      By:    /s/ Steven Goldstein
                                                   Steven Goldstein
                                                   Chief Financial Officer



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                                  EXHIBIT INDEX

                                                            Sequential
                                                               Page
Exhibit                Description of Exhibit                 Number
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99               Press release dated October 28, 1998            5





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For Immediate Release


October 28, 1998

For More Information   Steven Goldstein           Dennis R. Stewart
                       Chief Financial Officer    Chief Financial Officer
                       Centura Banks, Inc.        First Coastal Bankshares, Inc.
                       (252) 454-8356             (757) 428-9331
                       sgoldstein@centura.com


CENTURA TO ACQUIRE FIRST COASTAL BANKSHARES, INC.


Centura Banks, Inc. ("Centura", NYSE: CBC) and First Coastal Bankshares, Inc. ("First Coastal", Nasdaq National Market: FCBK) of Virginia Beach, Virginia announced today the execution of a definitive agreement that will significantly expand Centura's presence in the Hampton Roads region of Virginia.

Centura will acquire First Coastal in a stock transaction valued at $117 million or $23.50 per First Coastal share. Centura's offer is approximately 2.5 times First Coastal's September 30, 1998 book value and 23.5 times First Coastal's estimated 1999 earnings per share. The exchange ratio will be .3400 shares of Centura common stock for each share of First Coastal common stock so long as Centura's average closing price for 10 days prior to the closing of the transaction is between $58.7563 and $79.4938 per share. The exchange ratio is subject to adjustment should the average closing price differ from these stated boundaries. The transaction, approved by the board of directors of both companies, will be accounted for as a pooling of interests.

First Coastal, with approximately $578 million in assets, operates 17 financial centers throughout Hampton Roads. Centura operates 9 financial service stores, including 8 in the Hannaford supermarkets, in the same region. The combined companies will have 26 financial service outlets in one of the most dynamic markets on the eastern seaboard.

"We are delighted with the opportunity to expand our presence in the Hampton Roads, Virginia market with an institution of First Coastal's outstanding reputation", said Cecil W. Sewell, Chairman and Chief Executive Officer of Centura. "First Coastal brings a business strategy and retail distribution network which complements Centura's and significantly adds to our ability to serve this important market."

"We are extremely excited to join the Centura team and look forward to expanding the array of financial products and services we offer our customers", said John
A. B. Davies, Jr., First Coastal's President and Chief Executive Officer. "Centura's vision for the future of the financial services industry and commitment to its customers mirrors our own and we see this combination as a means to enhance value to our shareholders and customers while providing new opportunities for our employees." Mr. Davies will assume the position of regional president/Virginia market and will lead Centura's growing presence in this dynamic region.

The transaction provides First Coastal shareholders a premium of 26 percent over the value of their shares on October 27, 1998. Centura expects the merger to be accretive to 1999 earnings per share. It is estimated that cost savings opportunities, including the elimination of redundant operations, enhanced technology, and the optimization of retail financial centers and alternative delivery channels, will result in approximately 15 percent reduction in First Coastal's operating expenses.

The transaction is subject to normal shareholder and regulatory approvals. Under the terms of the agreement, First Coastal has granted Centura an option to purchase up to 19.9 percent of First Coastal's outstanding shares under certain conditions. The transaction is expected to close during the first quarter of 1999.

With assets of $7.8 billion, Centura provides a complete line of banking, investment, leasing, insurance and trust services to individuals and businesses throughout North Carolina, South Carolina, and the Hampton Roads region of Virginia. Centura offers its customers a variety of services and delivery channels including 210 full-service financial services; more than 315 ATMs at financial centers, Wal-Mart stores and Sam's outlets; Centura Highway telephone banking center; Centura's Internet site; and through leading online money management software packages. Additional information about Centura is available on its website at www.centura.com.

First Coastal is a unitary savings and loans holding company, the principal subsidiary of which is First Coastal Bank (the "Bank"). The Bank is entering its 64th year of providing full banking services to customers in the Hampton Roads area of Virginia throughout its network of financial center and ATM locations in the cities of Chesapeake, Hampton, Newport News, Norfolk, Virginia Beach, and Williamsburg. The Bank and First Coastal Mortgage Corp., a wholly owned subsidiary of the Bank, originate residential mortgage loans throughout the Hampton Roads area from offices in Virginia Beach, Chesapeake, and Newport News.
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